UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2024

WASTE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Oakland Hills Court, Fairfield, CA 94534

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2024, the following changes to the Board of Directors of Waste Energy Corp. (the “Company”) have been announced:

1)	Cameron Chell, a member of the Board of Directors of the Company. and Chairman of the Board thereof, notified the Company of his intention to resign from the Company’s Board of Directors, and as Chairman of the Board of Directors effective December 19, 2024. Mr. Chell did not advise the Company of any disagreement with the Company or any matter relating to its operations, policies or practices. Mr. Chell has entered into an advisory agreement with the Company and will continue to assist the Company as an advisor and has agreed to serve as the Chairman of the Advisory Board.

2)	Shelly Murphy, a member of the Board of the Company also notified the Company of her intention to resign from the Company’s Board of Directors, effective December 19, 2024. Ms. Murphy did not advise the Company of any disagreement with the Company or any matter relating to its operations, policies or practices

3)	Scott Gallagher, who currently serves as President of the Company, has been appointed to the Board of Directors of the Company, and also appointed as Chairman of the Board of Directors and Chief Executive Officer of the Company effective December 19, 2024.

4)	To further strengthen the Company’s Board the Company is pleased to welcome Mr. W. Scott McBride as a new member of the Board of Directors of the Company effective December 19, 2024.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE ENERGY CORP

/s/ Scott Gallagher
Scott Gallagher
Chairman, President and Chief Executive Officer

December 19, 2024